KEYSTONE CONSOLIDATED INDUSTRIES, INC.                            [LOGO OMITTED]
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                                  PRESS RELEASE
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FOR IMMEDIATE RELEASE                                     CONTACT:

Keystone Consolidated Industries, Inc.                    Bert E. Downing, Jr.
5430 LBJ Freeway, Suite 1740                              Vice President - Chief
Dallas, Texas 75240-2697                                    Financial Officer
(972) 458-0028                                            (972) 458-0028

                         KEYSTONE REORGANIZATION UPDATE

     DALLAS, TEXAS...April 11, 2005...Keystone Consolidated Industries, Inc. (KESNQ.PK, "Keystone") announced on March 29, 2005 that it had recently executed, and is seeking in the United States Bankruptcy Court for the Eastern District of Wisconsin (the "Bankruptcy Court"), approval of an agreement (the "Agreement") with its largest pre-petition shareholder, Contran Corporation ("Contran"), one of Keystone's Debtor-In-Possession lenders and affiliate of Contran, EWP Financial LLC, its largest labor union, the Independent Steel Workers Alliance, its Official Committee of Unsecured Creditors (the "Committee"), certain individual members of the Committee, and certain retiree groups (collectively, the "Parties") to facilitate Keystone's successful exit from chapter 11 bankruptcy.

     The Agreement reached by the Parties provides, among other things, for a process to maximize Keystone's going-concern value and that the Parties would finalize a Contran-sponsored plan of reorganization (the "Consensual Plan") that likely would go before the Bankruptcy Court for confirmation in the summer of 2005. Additionally, on the same timeline as the Consensual Plan, the Agreement allows each of the Parties to evaluate, negotiate, support and express a preference for a qualified alternative plan of reorganization (a "Qualified Alternative Plan" or "QAP") proposed by another party.

     Under the terms of the Agreement, the Consensual Plan and the Qualified Alternative Plan process both contemplate Keystone will exit bankruptcy in the summer of 2005. The structured nature of the potential dual plan process is intended to achieve a controlled, efficient and successful exit from bankruptcy as well as to ensure Keystone exits from bankruptcy as soon as possible while maximizing the value available to its constituents and maintaining the stability of the company in the future. In furtherance of these goals, Keystone continues to work diligently to maintain consistent reliable customer service for its superior products while remaining focused on efforts to exit the bankruptcy process in the summer of 2005.


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     The Agreement  contemplates a single confirmation  process that would allow multiple plans, including any potential QAP, to proceed on the same exit and confirmation timeline as the Consensual Plan. The Parties have agreed to defer disclosure of the applicable terms of the various plans to plan sponsors as required to maintain the integrity and value-maximizing potential of the plan consideration process set forth in the Agreement.

     Keystone's motion for approval of the Agreement (including a more detailed summary thereof) and other documents relevant to Keystone's bankruptcy case are available at http://www.kccllc.com

     As provided by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, Keystone cautions that statements in this Release relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "should," "could," "anticipates," "expected," or comparable terminology, or by discussions of strategies or trends. Although Keystone believes the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurances that these expectations will prove to be correct. Such statements by their nature involve substantial risks and uncertainties that could significantly impact expected results, and actual future results could differ materially from those described in such forward-looking statements. While it is not possible to identify all factors, Keystone continues to face many risks and uncertainties. Among the factors that could cause actual future results to differ materially are the risks and uncertainties discussed in this Release and those described from time to time in Keystone's other filings with the Securities and Exchange Commission including, but not limited to:

     o Future supply and demand for Keystone's products (including cyclicality thereof),
     o Customer inventory levels,
     o Changes in raw material and other operating costs (such as ferrous scrap and energy),
     o General economic conditions,
     o Competitive products and substitute products,
     o Changes in customer and competitor strategies,
     o The impact of pricing and production decisions,
     o The possibility of labor disruptions,
     o Environmental matters (such as those requiring emission and discharge standards for existing and new facilities),
     o Government regulations and possible changes therein,
     o Significant increases in the cost of providing medical coverage to employees and retirees,
     o The ability to  successfully  obtain  reductions in Keystone's  operating
       costs,   including  achieving  relief  from  the  current  provisions  of agreements relative to healthcare with certain retiree groups,
     o The ability of Keystone to successfully renegotiate the terms of certain of its indebtedness,
     o The ultimate resolution of pending litigation,
     o International trade policies of the United States and certain foreign countries,
     o A successful reorganization and exit from the bankruptcy process,
     o Any possible future litigation, and
     o Other risks and uncertainties as discussed in this Release.

     Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. Keystone disclaims any intention or obligation to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

     Keystone Consolidated Industries, Inc. is headquartered in Dallas, Texas. The company is a leading manufacturer and distributor of fencing and wire products, wire rod, industrial wire, nails and construction products for the agricultural, industrial, construction, original equipment markets and the retail consumer. Keystone's common stock is traded under the symbol: KESNQ.PK. Up to date information concerning Keystone's bankruptcy case, copies of Bankruptcy Court filings and orders issued by the Bankruptcy Court related to the case may be found at http://www.kccllc.com .

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